Exhibit 99.1

Churchill Capital Corp IV Receives NYSE Notice Regarding Delayed Form 10-Q Filing;
Files Required Report

New York, NY, May 28, 2021 - Churchill Capital Corp IV (NYSE: CCIV) (the “Company”) today announced that it has filed its Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 (the “Q1 Form 10-Q”) with the Securities and Exchange Commission (the “SEC”) on May 28, 2021, which is expected to be available on the SEC website on June 1, 2021.

On May 25, 2021, the Company received a notice from the New York Stock Exchange (the “NYSE”) indicating that the Company is not in compliance with Section 802.01E of the NYSE Listed Company Manual as a result of its failure to timely file its Q1 Form 10-Q with the SEC. As previously disclosed in its Form 12b-25 filing with the SEC, the Company was unable to timely file the Q1 2021 Form 10-Q due to the ongoing review of the impact of the “Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies (“SPACs”)” issued by the SEC Staff on April 12, 2021, on the Company’s financial statements for the first quarter. The notice had no immediate effect on the listing of the Company’s stock on the NYSE, and indicated that the Company had six months to file its Q1 Form 10-Q to regain compliance.

Upon the filing of the Q1 Form 10-Q on May 28, 2021, the Company is expected to regain compliance with the NYSE listing rules.

About Churchill Capital Corp IV

Churchill Capital Corp IV was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses.

Forward-Looking Statements

This press release may include, and oral statements made from time to time by representatives of Churchill Capital Corp IV may include, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements regarding possible business combinations and the financing thereof, and related matters, as well as all other statements other than statements of historical fact included in this press release are forward-looking statements. When used in this press release, words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions, as they relate to us or our management team, identify forward-looking statements. Such forward-looking statements are based on the beliefs of management, as well as assumptions made by, and information currently available to, the Company’s management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors detailed in the Company’s filings with the SEC, including, but not limited to, the Company’s ability to regain compliance with the continued listing criteria of the NYSE. All subsequent written or oral forward-looking statements attributable to us or persons acting on our behalf are qualified in their entirety by this paragraph. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and prospectus for the Company’s initial public offering filed with the SEC. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Company Contact:

Steve Lipin / Lauren Odell / Christina Stenson
Gladstone Place Partners
(212) 230-5930